October 28, 2025

CONFIDENTIAL

Dhiren Fonseca
dhirenf@hotmail.com

Dear Dhiren:

Reference is made to that certain Exchange Agreement, dated as of August 20, 2025, between Rent the Runway, Inc. (the "Company") and CHS US Investments LLC, a Cayman limited liability company.

In connection with the consummation of the transactions contemplated by the Exchange Agreement (the "Closing") and as an inducement material to you becoming an employee of the Company, the Company hereby agrees to grant to you the Restricted Stock Award (as defined below), subject to the following terms and conditions:

Inducement Restricted Stock Award. Subject to approval by the Company's Board of Directors (the "Board") (or a committee thereof), as soon as reasonably practicable following the date hereof, as an inducement material to you becoming an employee of the Company, you shall receive an "employment inducement grant" (within the meaning of Nasdaq Listing Rule 5635(c)(4)) in the form of a number of shares of restricted common stock of the Company equal to 2% of the Company's fully diluted shares of Class A common stock outstanding as of immediately following the Closing (determined based on the definition of Fully Diluted Basis in the Exchange Agreement but also counting the shares subject to the Restricted Stock Award and PSU Award (as defined below) as reserved for issuance) (the "Restricted Stock Award"), which shall be granted pursuant to an employment commencement incentive award plan to be established as soon as reasonably practicable following the Closing (the "2025 Inducement Plan"). 25% of the Restricted Stock Award shall vest on the one-year anniversary of the date hereof and the remaining 75% of the Restricted Stock Award shall vest in equal quarterly installments over the following three years, ending on the fourth anniversary of the date hereof, in each case, subject to your continued service to the Company or a subsidiary thereof from the date of grant through each applicable vesting date. The Restricted Stock Award shall be subject to the terms and conditions contained in the 2025 Inducement Plan and the Company's form of restricted stock agreement under the 2025 Inducement Plan. For the avoidance of doubt, the Restricted Stock Award shall not be made under the Company's Second Amended and Restated Incentive Award Plan (the "2021 Plan").

For avoidance of doubt, in connection with you joining the Company and subject to approval by the Company's Board (or a committee thereof), you will also be granted a performance-based restricted stock unit award (the "PSU Award") with respect to 5% of the Company's fully diluted shares of Class A common stock outstanding as of immediately following the Closing (determined based on the definition of Fully Diluted Basis in the Exchange Agreement but also counting the shares subject to the Restricted Stock Award and PSU Award as reserved for issuance.) The PSU Award will be granted from a stockholder-approved equity incentive plan of the Company, subject to the terms and conditions of the applicable plan and award agreement, and may be granted contingent on a stockholder approval to an increase in the shares reserved for issuance under such plan.

This letter agreement shall be construed in accordance with and shall be governed by the laws of the State of New York applicable to agreements made and to be performed in the State, without regard to any principles of conflicts of laws.

This letter agreement may be executed in counterparts, all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this letter agreement by facsimile, email in portable document format (PDF), or by electronic signature shall be equally as effective as delivery of a manually executed counterpart.

Sincerely,

RENT THE RUNWAY, INC.

DocuSigned by:
Cara Schembri
7F3A09EB3EEF4EA...

____
Name: Cara Schembri
Title: Chief Legal & Administrative Officer

Accepted and Agreed:

____
Dhiren Fonseca

Sincerely,

RENT THE RUNWAY, INC.

____
Name:
Title:

Accepted and Agreed:

Signed by:
Dhiren Fonseca
2372696852B44E1
____
Dhiren Fonseca